                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
  [_]  Preliminary proxy statement.     [_]   Confidential, for use of the
  [X]  Definitive proxy statement.            Commissioner only (as permitted by
  [_]  Definitive additional materials.       Rule 14a-6(e)(2).
  [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                            eMerge Interactive Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.
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                  applies: N/A
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                  applies: N/A
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                  computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
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      [_]  Fee paid previously with preliminary materials.

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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              (4) Date Filed:  N/A

                           [LOGO]EMERGE INTERACTIVE

                    Notice of Annual Meeting of Stockholders
                            to be held May 23, 2002

To Our Stockholders:

     The Annual Meeting of Stockholders of eMerge Interactive, Inc. will be held on Thursday, May 23, 2002, at 10:00 a.m., Eastern Daylight Savings Time, at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, PA. At the meeting, we will:

     . elect nine (9) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
     . approve an amendment to our Amended and Restated 1999 Equity Compensation Plan; and
     . act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only holders of record of class A common stock and class B common stock at the close of business on April 18, 2002, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices for ten business days prior to the meeting.

     A COPY OF eMERGE'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS ENCLOSED HEREWITH.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each of such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

     The address of our principal office is 10305 102nd Terrace, Sebastian, Florida 32958, and the phone number is (772) 299-8000.

By Order of the Board of Directors

Reid Johnson
Secretary

Sebastian, Florida
April 18, 2002

                            Your vote is important.

 The attached proxy statement should be read carefully.  You are urged to sign, date and mail the enclosed proxy in the enclosed postage paid envelope. No additional postage is required if mailed in the United States. You may revoke your proxy at any time before it is voted by giving written notice to our Corporate Secretary. If you attend the Annual Meeting, you may vote in person though you have previously sent in your proxy.

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
QUESTIONS AND ANSWERS...................................................................     1
PROPOSALS YOU MAY VOTE ON...............................................................     2
 Proposal 1.  Election of Directors.....................................................     2
 Proposal 2.  Approval of an amendment to the Amended and Restated eMerge Interactive,
  Inc. 1999 Equity Compensation Plan....................................................     4
PERFORMANCE GRAPH.......................................................................    11
STOCK OWNERSHIP.........................................................................    12
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................................    13
DIRECTORS AND EXECUTIVE OFFICERS........................................................    13
EXECUTIVE COMPENSATION..................................................................    15
 Summary Compensation Table.............................................................    16
 Option Grants During Last Fiscal Year..................................................    17
 Option Exercises During Last Fiscal Year and Fiscal Year End Option Values.............    17
 Description of Employment Agreements, Severance Arrangements and Change of
  Control Arrangements..................................................................    18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.................................    19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................    21
AUDIT COMMITTEE REPORT..................................................................    22
INFORMATION CONCERNING INDEPENDENT AUDITORS.............................................    23
STOCKHOLDER PROPOSALS...................................................................    23
OTHER MATTERS...........................................................................    23
ANNUAL REPORT...........................................................................    23

                             QUESTIONS AND ANSWERS

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent this proxy statement and the enclosed proxy card because eMerge's Board of Directors is soliciting your proxy to vote your shares at eMerge's 2002 Annual Meeting of Stockholders. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting.

Q:   WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Thursday, May 23, 2002, at 10:00 a.m. at the at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, PA.

Q:   WHAT MAY I VOTE ON?

A:   The following matters:

     . the election of nine directors to hold office until the next Annual Meeting of Stockholders; and

     . approval of an amendment to the Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

Q:   HOW DOES EMERGE'S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A:   eMerge's Board of Directors recommends a vote FOR each of the proposals.

Q:   WHO IS ENTITLED TO VOTE?

A: Only those who owned eMerge common stock at the close of business on the record date, which was April 18, 2002, are entitled to vote at the Annual Meeting.

Q:   HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by

     .   notifying eMerge's Corporate Secretary;

     .   voting in person; or

     .   returning a later-dated proxy card.

Q:   HOW MANY SHARES CAN VOTE?

A: As of the record date, 34,278,479 shares of eMerge's Class A common stock were outstanding and 5,694,445 shares of Class B common stock were outstanding. Every eMerge stockholder with Class A common stock is entitled to one vote for each share held on the record date and every eMerge stockholder with Class B common stock is entitled to two and one-half votes for each share held on the Record Date.

Q:   WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares of eMerge's common stock. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum (but an abstention will not be counted in the tally of votes FOR or AGAINST a proposal). Broker "non-votes" (proxies received from brokers or other nominees indicating that they have not received voting instructions from the beneficial owner or the matter for which the brokers or nominees do not have discretionary authority) will be treated as shares present, but not voting.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to David C. Warren, eMerge's Chief Executive Officer and Juris Pagrabs, eMerge's Executive Vice president of Corporate Administration and Communications, or either of them, to vote on such matters at their discretion.

Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS DUE?

A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than December 19, 2002, to Reid Johnson, eMerge's Corporate Secretary, eMerge Interactive, Inc., 10305 102/nd/ Terrace, Sebastian, FL 32958.

Q:   WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: eMerge will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL 1.  ELECTION OF DIRECTORS

     At the Annual Meeting, you and the other stockholders will elect the nine individuals to serve as directors until the 2003 Annual Meeting. The Board of Directors has nominated Thomas L. Tippens, David C. Warren, John W. Poduska, Sr. Ph.D., Douglas A. Alexander, Christopher J. Davis, Robert E. Drury, John C. Foltz, Robert S. Adams and Richard G. White to stand for re-election at the Annual Meeting. Detailed information on each nominee is provided on pages 13 to 15 below. Each of the nominees for director is a current member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the re-election of Messrs. Tippens, Warren, Poduska, Alexander, Davis, Drury, Foltz, Adams and White unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for re-election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Information Regarding the Board Of Directors and Committees

     The full Board of Directors considers all major decisions concerning eMerge. However, the Board of Directors has established the following two standing committees in order that certain important areas can be addressed in more depth than may be possible in a full Board of Directors meeting:

       Compensation Committee. The compensation committee evaluates and approves the compensation and benefits for our executive officers, administers our equity compensation plans, and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are currently Christopher J. Davis, Richard G. White and Robert E. Drury. The Compensation Committee held one meeting during 2001.

       Audit Committee. The Audit Committee reviews the professional services and independence of eMerge's independent auditors, and eMerge's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors for appointment the firm selected to be independent public accountants for eMerge and monitors the performance of such accounting firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants eMerge's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on eMerge that may be brought to its attention by management, the independent accountants or the Board of Directors; and evaluates all public financial reporting documents of eMerge. The members of the Audit Committee are currently Robert E. Drury, John C. Foltz and John W. Poduska, Sr., PhD. The Audit Committee held four meetings in 2001.

       The Audit Committee acts under a written charter adopted by the Board of Directors. Under the charter, members of the audit committee are required to be "independent" (as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) from and after June 1, 2001. Currently all three members of the audit committee are independent (as so defined).

     eMerge does not have a nominating committee. The Board of Directors performs this function. The Board of Directors met nineteen times during fiscal 2001. Each director attended more than 75% of the total meetings of the Board of Directors and committees on which he served during fiscal 2001, with the exception of Dr. Poduska who attended 63% of the Board of Directors meetings.

Compensation Committee Interlocks and Insider Participation

     The compensation committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. During fiscal year 2001, the compensation committee consisted of Christopher J. Davis, Douglas A. Alexander and Dr. John S. Scott. Dr. Scott was the Chief Executive Officer and Chairman of the Board of XL Vision. He resigned his position as director of eMerge on November 30, 2001.

Compensation of Directors

     We reimburse each member of our Board of Directors for reasonable out-of-pocket expenses incurred in connection with attending Board of Directors meetings. We do not pay our directors cash compensation for attending meetings of the Board of Directors and committee meetings. However, Mr. Tippens receives $125,000 annually, beginning September 15, 2001, as compensation for his position as Executive Chairman of the Board. Directors are eligible to receive options to purchase common stock under our equity compensation plans. All grants are discretionary and may vary as to the number of shares. In March 1999, the Board of Directors granted Dr. Poduska an option to purchase 31,250 shares of common stock under our 1996 Equity Compensation Plan at an exercise price of $1.60 per share. In April 1999, the Board of Directors granted Mr. Alexander an option to purchase 100,000 shares of common stock under our 1996 Equity Compensation Plan at an exercise price of $2.40 per share. In February 2001, the Board of Directors granted Mr. Tippens an option to purchase 70,000 shares of common stock under our 1999 Equity Compensation Plan at an exercise price of $4.41 per share. In June 2001, the Board of Directors granted Mr. Tippens, Mr. Foltz and Mr. Drury options to purchase 70,000, 70,000 and 75,000 shares of common stock, respectively, under our 1999 Equity Compensation Plan at an exercise price of $0.89 per share. Each of the options vests 25% each year commencing on the first anniversary of the grant and has a term of 10 years. In July 2001, the Board of Directors granted Mr. Tippens an option to purchase 100,000 shares of common stock under our 1999 Equity Compensation Plan at an exercise price of $0.87 per share. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each and haves a term of 10 years.

Vote Required and Board of Directors Recommendation

     The nine nominees for re-election as directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the nine nominees for director who receive the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor.
A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Your Board of Directors unanimously recommends a vote "FOR" each of the nominees for re-election as a director.

PROPOSAL 2.  AMENDMENT TO AMENDED AND RESTATED 1999 EQUITY COMPENSATION PLAN

     The Amended and Restated 1999 Equity Compensation Plan (the "1999 Plan") was approved by the Board of Directors on April 22, 1999, and was approved by the stockholders on May 10, 1999, prior to eMerge's initial public stock offering in February 2000. The 1999 Plan was then amended in May 2000, following approval by the Board of Directors and stockholders. The Board of Directors has unanimously adopted a resolution approving and recommending to the stockholders for their approval, an amendment to the Amended and Restated 1999 Equity Compensation Plan (the "1999 Plan Amendment") to increase the number of shares subject to the 1999 Plan from 4,000,000 to 6,000,000.

     A summary of the principal features of the amended 1999 Plan is provided below, but is qualified in its entirety by reference to the full text of the 1999 Plan. Copies of the 1999 Plan are available upon request directed to Reid Johnson, Secretary, at the address of the Company as set forth on the first page of this Proxy Statement.

Purpose of the 1999 Plan

     The 1999 Plan provides participants with an opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. We have historically granted incentive stock options and nonqualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting and retaining outstanding employees, directors, consultants and advisors, our 1999 Plan provides the flexibility for other types of grants. The purpose of the 1999 Plan is to encourage the participants to contribute to our growth, thus benefiting our stockholders, and aligning the economic interests of the participants with those of our stockholders. The 1999 Plan is not a tax-qualified plan under section 401(a) of the Internal Revenue Code (the Code) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shares Subject to the 1999 Plan

     The 1999 Plan, currently authorizes the issuance of up to a maximum of 4,000,000 shares of our common stock. As of March 31, 2002, options for an aggregate of only 338,586 shares remained available to be granted under the 1999 Plan. The 1999 Plan is intended as an incentive to attract and retain officers, directors, key employees and advisors of the Company and to provide a means by which such persons may acquire or increase their proprietary interest in the success of the Company. The Board of Directors believes the 1999 Plan has been effective in accomplishing its intended purpose. In order to further the effectiveness of the 1999 Plan, the Board of Directors recommends adoption of the 1999 Plan Amendment, which would increase the total number of shares which may be granted over the life of the 1999 Plan by 2,000,000 to a maximum of 6,000,000. There are no current plans to authorize any specific grants under the 1999 Plan from the additional 2,000,000 shares that were authorized.

     The maximum number of shares that may be granted to any individual under the 1999 Plan during any calendar year is 625,000 shares. Shares of common stock issued under the 1999 Plan may be authorized but unissued shares or may be reacquired shares, including shares purchased by us on the open market. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award or performance unit is forfeited, those shares will again be available for purposes of the 1999 Plan.

Administration of the 1999 Plan

     The 1999 Plan is administered by the compensation committee of the Board of Directors, which is currently composed of Christopher J. Davis, Richard G. White and Robert E. Drury. The committee has the authority to administer and interpret the 1999 Plan. Specifically, the committee is authorized to

  . determine the individuals to whom grants will be made, . determine the type, size and terms of the grants,

  . determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,
  . make factual determinations and adopt or amend appropriate rules, regulations, agreements, and instruments for implementing the 1999 Plan, and
  .  deal with any other matters arising under the plan.

Eligibility for Participation and Grants

     Those eligible to receive grants under the 1999 Plan are all of our employees and employees of our subsidiaries, individuals to whom we have offered employment, non-employee directors, and our advisors and advisors of our subsidiaries. As of March 31, 2002, there were approximately 142 employees and 7 non-employee directors currently eligible to receive grants.

     Grants may consist of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights and performance units. All grants are subject to the terms and conditions of the 1999 Plan.

     Grants will continue to vest and remain exercisable as long as a participant remains in our service, and may be exercisable for a period of time after termination of service. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock and performance units, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor or member of the board. The committee may waive or modify these termination provisions.

Stock Options

     Grant of Stock Options.  The committee may grant options qualifying as
     ----------------------
incentive stock options only to employees. The committee may grant nonqualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and nonqualified stock options.

     Option Price.  The committee determines the option exercise price at the
     -------------
time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of our common stock at the time of grant. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a grantee owns stock having more than 10% of our voting power, the exercise price of an incentive stock option may not be less than 110% of the fair market value of our common stock on the date of grant.

     Term and Exercisability of Stock Options.  The committee determines the
     ----------------------------------------
term of stock options granted under the 1999 Plan, although the term may not exceed ten years from the date of grant. If a grantee owns stock having more than 10% of our voting power, the term of the incentive stock option may not exceed five years from the date of grant. The committee determines how stock options will become exercisable and may accelerate the exercisability at any time for any reason.

     Manner of Exercise of Stock Options.  To exercise a stock option, a grantee
     -----------------------------------
must deliver an exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

     .  in cash,
     . by delivering shares of our common stock already owned by the participant having a fair market value equal to the exercise price,
     .  payment through a broker, or
     .  any other method of payment the committee may approve.

     For a nonqualified stock option, we are also required to withhold applicable taxes. If approved by the committee, withholding shares of an equivalent market value may satisfy the income tax withholding obligation.

     Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to us.

     Termination of Stock Options as a Result of Termination of Employment,
     ----------------------------------------------------------------------
Disability or Death.  Generally, exercisable stock options will remain
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exercisable for a period of time following termination of service as follows:

     . one year following termination of service if an individual is disabled, dies, or dies within 90 days after termination of service without cause or
     . 90 days following termination of service for any other reason other than cause.

     The committee may provide for different termination provisions. Options, which are not exercisable at the termination of service, are terminated as of that date.

     If service is terminated for cause, all stock options held by a participant will cease to be exercisable on the date of termination. In addition, all shares underlying exercised options will be forfeited upon refund by us of the exercise price for such shares.

Restricted Stock Grants

     The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on the transfer have lapsed, a participant may generally not dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

Stock Appreciation Rights

     The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of our common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

     The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted.
Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

     SARs are subject to the same termination on death, disability or termination of service provisions as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Performance Units

     The committee may grant performance units to a participant representing a right to receive an amount based on the value of the performance unit if the performance goals established by the committee are met. A performance unit will be based on the fair market value of a share of our common stock or on any other measurement base that the committee deems appropriate. The committee will determine the number of performance units to be granted, the requirements applicable to the performance units, the period during which the performance will be measured, the performance goals applicable to the performance units and any other conditions that the committee deems appropriate. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance unit have been met and the amount, if any, to be paid with respect to the performance units. Payments may be made in cash, in common stock, or in a combination of the two, as determined by the committee. Unless the committee provides for a complete or partial exception, performance units are forfeited if the conditions of the grant are not met or if the participant terminates service.

Qualified Performance-Based Compensation

     The committee may designate performance units and restricted stock granted to an employee as qualified performance-based compensation under section 162(m) of the Code upon the establishment of appropriate performance goals and performance periods as provided in section 162(m) of the Code. If restricted stock or performance units, measured with respect to the fair market value of our common stock, are granted, not more than 625,000 shares may be granted to an employee for any performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $1,000,000. The committee will certify and announce the results for each performance period to all participants immediately following the announcement of our financial results for the performance period. To the extent the committee does not certify that the performance goals have been met, the grants of restricted stock or performance units for the performance period will be forfeited.

Transferability of Grants

     Generally, only a participant may exercise rights under a grant during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the grant. The committee may nevertheless choose to provide with respect to grants of nonqualified stock options that a participant may transfer those grants to family members or other persons or entities. The committee may also permit the transfer of grants, other than incentive stock options, pursuant to a domestic relations order.

Termination of the 1999 Plan

     The board may amend or terminate the 1999 Plan at any time. The 1999 Plan will terminate, unless it is terminated earlier by the board or extended by the board with the approval of our stockholders, on April 21, 2009.

Adjustment Provisions

     The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1999 Plan, to appropriately reflect any of the following events:

     . a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares;
     . a merger, reorganization or consolidation in which we are the surviving corporation;
     .  a reclassification or change in par value;
     . any other extraordinary or unusual event affecting the outstanding common stock as a class without our receipt of consideration; or
     . a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or our payment of an extraordinary dividend or distribution.

Reorganization; Change in Control

     Unless the committee determines otherwise, upon a reorganization where we are not the surviving corporation, or we survive only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation.

     Unless the committee determines otherwise, a change of control will not result in the acceleration of exercisability of outstanding stock options or SARs, the removal of restrictions and conditions on outstanding restricted stock awards, or any accelerated payments in connection with outstanding performance units.

     However, the committee may elect to take any of the following actions:

     . require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs or
     . terminate any or all unexercised options or SARs after giving participants an opportunity to exercise the options or SARs.

     The committee does not have the right to take any actions that would make the reorganization or change of control ineligible for desired tax treatment if the reorganization or change of control would otherwise qualify for this treatment and we intend to use this treatment with respect to the transaction.

Federal Income Tax Consequences

     The current federal income tax treatment of grants under the 1999 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1999 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options
-----------------------

     A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

     If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

     If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

     If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to us. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Nonqualified Stock Options
--------------------------

     There are no federal income tax consequences to a participant or us upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

     If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss on the surrendered shares, and will have the same basis and holding period for the newly acquired shares as for the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

     The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to the restrictions set forth in the 1999 Plan. Such an election will result in a disposition of the shares, which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

     Upon the sale of the shares acquired by the exercise of a nonqualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the nonqualified stock options).

Restricted Stock.
-----------------

     A participant normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and we will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of our common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, we generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

Stock Appreciation Rights.
--------------------------

     There are no federal income tax consequences to a participant or to us upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

Performance Units.
------------------

     A participant will not recognize any income upon the grant of a performance unit. At the time the committee determines an amount, if any, to be paid with respect to performance units, the participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock authorized for payment by the committee. We generally will be entitled to a corresponding federal income tax deduction. Upon the sale of any shares acquired, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant upon payment of the shares).

Transfer of Stock Options.
----------------------------

     The committee may permit participants to transfer nonqualified stock options to family members or other persons or entities, consistent with applicable law. The tax consequences of stock option transfers are complex and should be carefully evaluated by a personal tax advisor.

     Generally, a participant will not recognize income at the time the participant makes a gift of a nonqualified stock option to a family member or other person or entity. When the transferee later exercises the option, the participant (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

     For federal gift tax purposes, if the participant transfers an option before the option has become exercisable, the transfer will not be considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. Gifts of options may qualify for the $10,000 gift tax annual exclusion. If the participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant's estate for estate tax purposes if the applicable estate tax requirements have been met.

Tax Withholding
---------------

     All grants under the 1999 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of our common stock, we may require a participant to pay the amount of any taxes that we are required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1999 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m).
---------------

     Under section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration may include amounts received upon the exercise of stock options and SARs granted under the 1999 Plan, the value of shares subject to restricted stock grants when the shares become nonforfeitable (or such other time when income is recognized) and the amounts received pursuant to other grants under the 1999 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation."

Vote Required and Board of Directors Recommendation

     Approval of the Amendment to the Amended and Restated 1999 Equity Compensation Plan will require that the votes cast in favor of the proposal at the Annual Meeting will exceed the votes against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies named in the proxy card intend to vote "for" the approval of the amendment to the 1999 Plan unless otherwise instructed on the proxy card.

     Your Board of Directors recommends a vote "FOR" approval of the 1999 Plan Amendment.
     .

                               PERFORMANCE GRAPH


                Comparison of 23 Month Cumulative Total Return*
                        Among eMerge Interactive, Inc.,
                     the NASDAQ Stock Market (U.S.) Index
                    and the Morgan H & Q Internet 100 Index

EMERGE INTERACTIVE, INC.

                                                                 Cumulative Total Return
                                  -------------------------------------------------------------------------------------
                                   2/4/00     3/00      6/00      9/00     12/00      3/01     6/01       9/01    12/01
EMERGE INTERACTIVE, INC.           100.00    200.84    119.59    105.84    24.17     24.59     7.73      11.00     8.85
NASDAQ STOCK MARKET (U.S.)         100.00    116.57    101.36     93.27    62.45     46.62    54.95      38.12    49.56
JP MORGAN H & Q INTERNET           100.00    111.40     82.64     79.50    41.04     25.37    31.96      18.56    26.41

     * $100 INVESTED ON 2/4/00 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                STOCK OWNERSHIP

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2002 by (i) each person or entity who is known by us to beneficially own more than 5% of our outstanding common stock; (ii) Each of our directors; (iii) each of the executive officers named in the Summary Compensation Table set forth below; and (iv) all of eMerge's directors and executive officers as a group (all as of March 31, 2002):

                                                                                          Shares
                                                                                       Beneficially
                                           Outstanding            Options                  Owned
                                             Shares             Exercisable              Assuming
                                          Beneficially         Within 60 Days           Exercise of         Percent of
               Name                           Owned                                       Options             Shares
Safeguard Scientifics, Inc.                 14,449,022              2,109,162            16,558,184               39.3%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087/(1)/
Internet Capital Group, Inc.                14,449,022              2,109,162            16,558,184               39.3%
  435 Devon Park Drive
  Building 600
  Wayne, PA 19087/(2)/
Thomas L. Tippens                                1,000                 42,500                43,500               *
David C. Warren                                      0                      0                     0               *
John W. Poduska, Sr., Ph.D.                     83,950                  7,812                91,762               *
Douglas A. Alexander                                 0                 75,000                75,000               *
Christopher J. Davis                             1,000                      0                 1,000               *
Robert E. Drury                                      0                      0                     0               *
John C. Foltz                                        0                      0                     0               *
Robert S. Adams                                  7,004                      0                 7,004               *
Richard G. White                                     0                      0                     0               *
Scott L. Mathews                                     0                250,000               250,000               *
Reid Johnson                                         0                 62,500                62,500               *
Kenneth G. Jordan                                1,000                 50,001                51,001               *
Juris Pagrabs                                        0                114,250               114,250               *
Charles L. Abraham                              30,000                682,500               712,500               1.8%
T. Michael Janney                                    0                146,374               146,374               *
Arvind Subramanian                                   0                      0                     0               *
Executive officers and directors as
a group (16 persons)                           123,954              1,430,937             1,554,891               3.8%

        The symbol * means that the percentage is less than 1%.

(1) Includes the 8,338,110 shares beneficially owned by Internet Capital Group, the 4,066,153 shares beneficially owned by Safeguard Delaware, Inc., a wholly-owned subsidiary of Safeguard ("SDI"), and the 4,153,921 shares beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard ("SSDI"). Safeguard and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares held by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI. Included in the 4,066,153 shares beneficially owned by SDI are 340,000 shares of eMerge common stock that Safeguard 98 Capital, L.P. ("Safeguard 98") (of which SDI serves as the general partner) has the option to acquire upon conversion of debt of XL Vision, Inc. to Safeguard 98 and 120,721 shares of eMerge common stock which SDI will acquire upon conversion of debt of XL Vision to SDI and 254,776 currently exercisable warrants. Safeguard and ICG have entered into a joint venture agreement that, among other things, governs how the shares of eMerge's common stock that are beneficially owned by each of them will be voted.

(2) Includes 8,220,074 shares beneficially owned by Safeguard. Safeguard and ICG have entered into a joint venture agreement that, among other things, governs how the shares of our common stock that are beneficially owned by each of them will be voted. Also includes 1,250,000 shares of class A common stock, 5,694,445 shares of class B common stock, a warrant to purchase 1,138,889 shares of class B common stock and a warrant to purchase 254,776 shares of Class A common stock held by 1999 Internet Capital L.P. ("ICG LP"), a Delaware limited partnership of which ICG's wholly owned subsidiary, ICG Holdings, Inc., is the sole general partner. ICG, ICG LP and ICG Holdings each has shared voting and dispositive power with respect to the shares held by ICG LP because ICG is the sole stockholder of ICG Holdings and ICG Holdings is the sole general partner of ICG LP. ICG, ICG LP and ICG Holdings share dispositive power over such 8,338,110 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires eMerge's directors, executive officers and persons holding more than ten percent of eMerge's common stock to file reports of ownership and changes in ownership of the common stock with the SEC. The directors, officers and ten percent stockholders are required by the SEC regulations to furnish emerge with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and eMerge must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on its review of copies of the reports received by eMerge and written representations from certain reporting persons, eMerge believes that all Section 16(a) reports were filed on a timely basis in fiscal 2001, except a Form 4 filed late by Scott Mathews regarding stock options issued during 2001.

                       DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 31, 2002, concerning eMerge's directors and executive officers.

                                                                                                        Year First
                                                  Present Position(s)                                    Became a
             Name                                     with eMerge                           Age          Director
             ----                                     -----------                           ---          --------
Thomas L. Tippens................        Chairman and Director                               49            2001
David C. Warren..................        Chief Executive Officer and Director                52            2001
Scott L. Mathews.................        President and Chief Operating Officer               44              --
Reid Johnson.....................        Chief Financial Officer and Secretary               59              --
Kenneth G. Jordan................        Executive Vice President, Cattle
                                            Operations                                       43              --
Juris Pagrabs....................        Executive Vice President, Corporate
                                            Administration and Communications                46              --
John W. Poduska, Sr., Ph.D.......        Director                                            64            1997
Douglas A. Alexander.............        Director                                            40            1999
Christopher J. Davis.............        Director                                            49            2000
Robert E. Drury..................        Director                                            55            2001
John C. Foltz....................        Director                                            69            2001
Robert S. Adams..................        Director                                            33            2001
Richard G. White.................        Director                                            43            2002

        Thomas L. Tippens. Mr. Tippens served as interim Chief Executive Officer of eMerge Interactive, Inc. from June 2001 to September 2001 when Mr. Warren joined the Company. Mr. Tippens is President and owner of West Oak Commodities, Inc., a retail brokerage firm specializing in the trading of futures and options, which he began in 1989. Mr. Tippens is a former owner and CEO of Professional Cattle Consultants, LLC, a provider of comparative analysis and market information to the cattle feedlot industry.

        David C. Warren. From 1990 until September 2001, Mr. Warren was President of Allflex USA, Inc. where he had overall responsibility for the formation and expansion of Allflex in the U.S., Canada and Mexico.

Additionally, while at Allflex USA, his responsibilities included the development, adoption and growth of electronic ID systems for the cattle, swine and dairy industries in the United States. His efforts provided an infrastructure for the early Beef Alliances to adopt individual animal management practices. Before joining Allflex, he associated with Fermenta Animal Health from 1987 to 1990. From 1974 to 1987, he held various sales and product management positions at SDS Biotech, Diamond Shamrock and Shell Animal Health.

     Scott L. Mathews. Mr. Mathews joined eMerge Interactive in April 1999 and serves as President and Chief Operating Officer. From 1996 to 1999, he was a corporate officer, vice president and general manager for Key Technology, Inc., a manufacturer of machine vision and material handling products for the food processing and pharmaceutical industries. From 1982 to 1996, Mr. Mathews held several positions with General Electric Medical Systems, including general manager of the Global Positron Emission Tomography (PET) business located in Waukesha, Wis., and Uppsala, Sweden.

     Reid Johnson. Mr. Johnson joined eMerge in June 2001 as Chief Financial Officer. Prior to joining eMerge, he was a partner with Tatum CFO Partners, LLP, a national organization of financial professionals. From 1997 to 1999, Mr. Johnson was Senior Vice President and Chief Financial Officer of Venator Group (formerly Woolworth Corporation). From 1968 to 1994 he held senior positions at Target Corporation (formerly Dayton Hudson Corporation), including Chief Financial Officer.

     Kenneth G. Jordan. Mr. Jordan was appointed eMerge's Executive Vice President, Cattle Operations in August 2001, after a year as eMerge's Director of Auction Markets. In addition to serving as Chairman of the Texas Beef Council, he holds several posts with the National Cattlemen's Beef Association
(NCBA) - including membership on its Executive Committee and I.D. Subcommittee, and chairing its Live Cattle Marketing Council. Before joining eMerge, he had been involved with Texas' premier livestock market, Jordan Cattle Auction, for the previous 25 years. During his tenure at Jordan Cattle Auction, he pioneered the sale of premium, health-certified cattle, an innovation for which he earned the NCBA Vision Award in 2000. His experience also includes serving in Washington, D.C., for several years as Congressman Charles Stenholm's Agriculture Assistant, as Congressman Tom Loeffler's Chief of Staff and as Agriculture Coordinator for the State of Texas.

     Juris Pagrabs. Mr. Pagrabs was appointed eMerge's Executive Vice President of Corporate Administration and Communications in December 2001. Mr. Pagrabs joined eMerge Interactive in October 2000 as its Vice President of Investor Relations and Corporate Communications. From 1997 to 2000, Mr. Pagrabs served as Vice President of Investor Relations at Venator Group, the global specialty retailer. From 1994 to 1997, he served as Vice President of Investor Relations And Corporate Communications at OfficeMax, Inc. He also held a similar position at Cedar Fair, L.P. and began his career at Arthur Andersen & Co.

     John W. Poduska, Sr., Ph.D. Since 1992, Dr. Poduska has served as the Chairman of Advanced Visual Systems Inc., a provider of visualization software and solutions. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. Dr. Poduska is also a member of the board of directors of Safeguard Scientifics, Inc., Cambridge Technology Partners (Massachusetts), Inc., an affiliate of Safeguard Scientifics, and Anadarko Petroleum Corporation, all public companies, and XL Vision, Inc., an affiliate of Safeguard Scientifics, Inc.

     Douglas A. Alexander. Mr. Alexander is a Managing Director of Internet Capital Group, Inc. and the former President and Chief Executive Officer of ICG Europe. He co-founded Reality Online, Inc. in 1986 and later sold it to Reuters in 1994. Mr. Alexander continued to serve as President and Chief Executive Officer of Reality Online after its acquisition until September 1997. Reality Online developed financial planning tools and online services aimed at the individual investor and then later became a provider of Internet solutions to the retail brokerage industry. Prior to co-founding Reality Online, Mr. Alexander was a partner with Strategic Management Group, a corporate training firm. Mr. Alexander also serves as Vice Chairman of the Board of VerticalNet, Inc., a public company, and serves as a director of LinkShare Corporation.

     Christopher J. Davis. Mr. Davis holds the position of Executive Vice President and Chief Financial Officer at Safeguard Scientifics, Inc. He has been with Safeguard Scientifics, Inc. since March 2000. From September 1995 until March 2000, Mr. Davis was an independent consultant and private investor in several early stage technology-oriented companies. Prior to September 1995, he served as President and Chief Executive Officer of LFC Financial Corporation, a privately held merchant banking company engaged in complex financing transactions. Mr. Davis also serves as a member of the board of directors of USDATA Corporation and XL Vision, Inc., affiliates of Safeguard Scientifics.

     Robert E. Drury. Mr. Drury was instrumental in the formation of Sodexho Marriott Services, North America's largest food service provider, as Senior Vice President and Chief Financial Officer for Sodexho US and Corporate Treasurer of Sodexho Marriott Services from 1995 to 1999. From 1984 to 1995, Mr. Drury was Senior Vice President and Chief Financial Officer for the Leisure/International sector of Aramark Corporation, a $6 billion contract management business. From 1980 to 1984, he was Division Financial Officer for FMC Corporation, where he was responsible for all financial and information systems. Prior to that he was with Wilson Sporting Goods, a division of PepsiCo Inc. and Cities Service Company, a petrochemicals company.

     John C. Foltz. Mr. Foltz has more than ten years' experience at the USDA as Administrator of Federal Grain Inspection Service (a President Bush appointee), Legislative Officer, Office of the Secretary, Assistant Administrator, Foreign Agricultural Service and Deputy Under Secretary for Congressional Relations. Mr. Foltz has been Chief of Markets at the Ohio Department of Agriculture and most recently was Assistant Commissioner (Agriculture) for the Commodity Futures Trading Commission. He has served on numerous boards and councils, including the National Agricultural Extension & Research Users' Advisory Board, USDA and was Chairman of the Support Council, Ohio Agricultural Research and Development Center.

     Robert S. Adams. Mr. Adams has served as a member of the Board of Directors of eMerge since November, 2001. He has been with Safeguard Scientifics since 1997 and a Vice President since 1999. He is responsible for leading the identification and acquisition of interests in new partner companies as well as providing ongoing strategic and operational guidance in support of the development of these companies. From 1996 to 1997 Mr. Adams attended graduate school at the University of Michigan, where he received an MBA with Distinction. Prior to attending graduate school he worked for the Rascoff/Zysblatt Organization and served in the Entrepreneurial Services unit of Ernst & Young. Mr. Adams also has experience in the semiconductor industry. He currently serves on the board of directors of ThinAirApps, NexTone Communications, SOTAS, and RealTIME Media.

     Richard G. White. Mr. White has been the managing director at Internet Capital Group since 2000 with primary responsibility for its investor relations and treasury functions. Prior to joining ICG, he served as Vice President of Corporate Planning at PECO Energy, from 1998, with responsibility for strategic and long-range planning, budgeting and business analysis, and investor/stockholder relations. From 1986 to 1998, Mr. White was with ARCO, most recently as its Director of Corporate Finance where he oversaw finance activities covering capital markets, rating agencies, mergers and acquisitions and executive compensation.

                            EXECUTIVE COMPENSATION

     Under rules established by the SEC, eMerge is required to provide certain information concerning total compensation earned or paid to: (i) the current Chief Executive Officer and anyone who served in this capacity during fiscal 2001; (ii) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2001; and (iii) up to two additional officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2001, but who were not executive officers at the end of fiscal year 2001 (the "Named Executive Officers").

                          Summary Compensation Table

     The following table sets forth certain compensation information for the Named Executive Officers:

                                                                                           Long Term
                                                                                           ---------
                                                       Annual Compensation               Compensation
                                                       -------------------               ------------
                                                                                          Securities
                                                                                          Underlying
                                                                       Other Annual        Options/          All Other
Name and Principal Position         Year   Salary ($)   Bonus ($)    Compensation ($)      SARs (#)       Compensation ($)
---------------------------         ----   ----------   ---------    ----------------      --------       ----------------
David C. Warren (2)                 2001      64,420          --                  --           500,000              3,352  (7)
     Chief Executive Officer        2000          --          --                  --                --                 --
                                    1999          --          --                  --                --                 --
Scott L. Mathews (1)                2001     175,011          --                  --           100,000              1,414  (5)
     President and Chief            2000     172,300          --                  --                --              2,948  (5)
      Operating Officer             1999     112,626      45,400                  --           225,000            117,043  (5)(6)(7)
Reid Johnson (2)                    2001      70,196          --                  --           250,000             44,075  (6)(7)
     Chief Financial Officer        2000          --          --                  --                --                 --
                                    1999          --          --                  --                --                 --
Kenneth Jordan (3)                  2001     138,312          --               6,000           150,000              1,050  (5)
     Executive Vice                 2000     107,500          --               4,875            50,000                900  (5)
     President, Cattle              1999          --          --                  --                --                 --
     Operations
Juris Pagrabs (3)                   2001     150,010          --                  --           255,000             64,610  (7)
     Executive Vice                 2000      28,848          --                  --           150,000             49,974  (6)(7)
     President, Corporate           1999          --          --                  --                --                 --
     Administration and
     Communications
Thomas L. Tippens (2)(4)            2001      83,254          --                  --           240,000                 --
     Chairman of the Board          2000          --          --                  --                --                 --
                                    1999          --          --                  --                --                 --
Charles L. Abraham (10)             2001      99,389          --               5,755                --            191,543  (5)(8)
     Chief Executive Officer        2000     187,297          --              11,050                --            194,674  (5)(9)
                                    1999     175,861      70,000              10,200                --             18,514  (5)(7)
T. Michael Janney(10)               2001     101,066          --                  --                --            100.619  (5)(8)
     Executive Vice                 2000     150,010          --                  --                --              4,673  (5)
     President, Chief               1999      23,078      45,000                  --                --              3,183  (5)
     Financial Officer and
     Treasurer

Arvind Subramanian(10)              2001      96,011          --                  --                --             60,577  (8)
     Executive Vice                 2000     150,010          --                  --                --             58,946  (7)
     President, Marketing           1999      23,078       6,653                  --                --             31,774  (6)(7)
     and eBusiness

(1) Mr. Mathews has tendered his resignation and will be leaving eMerge on May 1, 2002.
(2) Messrs. Warren, Johnson and Tippens were not employed by eMerge prior to 2001.
(3)  Messrs. Jordan and Pagrabs were not employed by eMerge prior to 2000.
(4) Mr. Tippens acted as Chief Executive Officer from June 2001 to September 2001 when Mr. Warren joined the Company.
(5) Includes employer 401(k) matching contributions of $1,414 for Mr. Mathews, $1,050 for Mr. Jordan, $1,535 for Mr. Abraham and $1,212 for Mr. Janney in 2001; $2,948 for Mr. Mathews, $900 for Mr. Jordan, $5,319 for Mr. Abraham and $4,673 for Mr. Janney in 2000; and $1,108 for Mr. Mathews, $4,800 for Mr. Abraham and $3,183 for Mr. Janney in 1999.
(6) Includes sign-on bonuses of $30,000 for Mr. Johnson in 2001, $40,000 for Mr. Pagrabs in 2000, $50,000 for Mr. Mathews in 1999 and $30,000 for Mr. Subramanian in 1999.
(7) Includes relocation expense reimbursements of $3,352 for Mr. Warren, $14, 075 for Mr. Johnson and $64,610 for Mr. Pagrabs in 2001; $9,974 for Mr. Pagrabs and $58,946 for Mr. Subramanian in 2000; and $65,935 for Mr. Mathews, $13,714 for Mr. Abraham and $1,774 for Mr. Subramanian in 1999.
(8) Includes severance payments of $190,008 for Mr. Abraham, $99,407 for Mr. Janney and $60,577 for Mr. Subramanian in 2001.
(9) Bonus paid in connection with eMerge's successful completion of its initial public offering.
(10) Mr. Abraham, Mr. Janney and Mr. Subramanian were terminated in June 2001. Prior to his termination, Mr. Abraham served as Chief Executive Officer.

                     Option Grants During Last Fiscal Year

     The following table provides information regarding options granted in 2001 to the executive officers named in the Summary Compensation Table. The values listed represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                   Price Appreciation for
                                                 Individual Grants                                        Option Term
                                                 -----------------                                        -----------
                          Number of        Percentage
                            Shares          of Total
                          Underlying        Options/
                         Options/SARs         SARs         Exercise         Expiration
     Name                 Granted (#)        Granted     Price ($/Sh)          Date                   5%               10%
    -----                 -----------        -------     ------------          ----                  ----             -----
David C. Warren......      500,000             17.1%         1.44           8/30/2011                452,804         1,147,495
Scott L. Mathews.....      100,000              3.4%         0.89           6/26/2011                 55,657           141,046
Reid Johnson.........      250,000              8.5%         0.89           6/26/2011                139,143           352,616
Kenneth G. Jordan....       25,000              0.8%         4.41           2/13/2011                 69,276          1765,559
                            50,000              1.7%         0.89           6/26/2011                 27,829            70,523
                            75,000              2.6%         1.35          12/18/2011                 63,440           160,767
Juris Pagrabs........       80,000              2.7%         4.41           2/13/2011                221,683           561,788
                           175,000              6.0%         0.89           6/26/2011                 97,400           246,831
Thomas L. Tippens....       70,000              2.4%         4.41           2/13/2011                193,972           491,564
                            70,000              2.4%         0.89           6/26/2011                 38,960            98,732
                           100,000              3.4%         0.87           7/25/2011                 54,399           137,859
Charles L. Abraham...           --               --            --                  --                     --                --
T. Michael Janney....           --               --            --                  --                     --                --
Arvind Subramanian...      100,000              3.4%         4.41           2/13/2011                277,104           702,235

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

     The following table provides information relating to options exercised by the Named Executive Officers during the year ended December 31, 2001 and the number of options at year end which are currently exercisable:

                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised            In-the-Money Options
                                                           Options At Fiscal Year End        At Fiscal Year End ($)
                                                           --------------------------        ----------------------
                            Shares
                          Acquired on       Value
         Name             Exercise (#)   Realized ($)         Exercisable      Unexercisable     Exercisable      Unexercisable
         ----             ------------   ------------         -----------      -------------     -----------      -------------
David C. Warren                      --              --               --            500,000              --                 --
Scott L. Mathews                     --              --          193,750            131,250          11,125             33,375
Reid Johnson                         --              --           62,500            187,500          27,813             83,437
Juris Pagrabs                     7,000           2,975           94,250            303,750          16,354             58,406
Kenneth G. Jordan                    --              --           37,501            162,499              --             22,250
Thomas L. Tippens                    --              --           25,000            215,000          11,625             66,025
Charles L. Abraham                   --              --          682,500                 --         361,725                 --
T. Michael Janney                30,000          26,550          146,374                 --          65,157                 --
Arvind Subramanian                   --              --               --                 --              --                 --

   Description of Employment Agreements, Severance Arrangements and Change of
                              Control Arrangements

     David C. Warren holds the position of Chief Executive Officer and receives an annual salary of $212,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus to be paid on achievement of annual targets established by the Board of Directors. Mr. Warren will receive continued salary and benefits for a period of six months if his employment is terminated without cause. In August 2001, Mr. Warren received options to purchase 500,000 shares of common stock at $1.44 per share, with the options vesting in four annual installments of 25% each starting with the first anniversary of the grant date. If the company experiences a change of control, 100% of the options will automatically vest.

     Scott L. Mathews holds the position of President and Chief Operating Officer and receives an annual salary of $175,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 40% of his base salary each year based on performance objectives established by the Board of Directors. Mr. Mathews will receive continued salary and benefits for a period of six months if his employment is terminated without cause. In addition, the vesting schedule of all Mr. Mathews stock options will be accelerated by twelve months and the vested options will remain exercisable for a period of twenty-four months following date of termination. In 1999, Mr. Mathews received options to purchase 225,000 shares of common stock at $2.40 per share and in 2001 Mr. Mathews received options to purchase 100,000 shares of common stock at $0.89 per share. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each. If the company experiences a change of control, 100% of the options will automatically vest. Effective May 1, 2002, Mr. Mathews has resigned his position with eMerge.

     Reid Johnson holds the position of Chief Financial Officer and receives an annual salary of $150,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 30% of his base salary each year based on performance objectives established by the Board of Directors. Mr. Johnson will receive continued salary and benefits for a period of six months if his employment is terminated without cause. Mr. Johnson also received options to purchase 250,000 shares of common stock at $0.89 per share in June 2001. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each. If the company experiences a change of control, 100% of the options will automatically vest.

     Kenneth G. Jordan holds the position of Executive Vice President, Cattle Operations and receives an annual salary of $150,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 30% of his base salary each year based on performance objectives established by the Board of Directors. Mr. Jordan received options to purchase 25,000 shares of common stock at $46.91 per share in February 2000, options to purchase 25,000 shares of common stock at $15.66 per share in August 2000 and options to purchase 50,000 shares of common stock at $0.89 per share in June 2001. These options will vest in four annual installments of 25% each starting with the first anniversary of the grant date. Mr. Jordan also received options to purchase 25,000 shares of common stock at $4.41 per share in February 2001 and options to purchase 75,000 shares of common stock at $1.35 per share in December 2001. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each.

     Juris Pagrabs holds the position of Executive Vice President, Corporate Administration and Communication and receives an annual salary of $150,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 35% of his base salary each year based on performance objectives established by the Board of Directors. Mr. Pagrabs will receive continued salary and benefits for a period of six months if his employment is terminated without cause. In addition, the vesting schedule of all Mr. Pagrabs stock options will be accelerated by twelve months and the vested options will remain exercisable for a period of twenty-four months following date of termination. Mr. Pagrabs received options to purchase 150,000 shares of common stock at $11.91 per share in November 2000. These options vest in four annual installments of 25% each starting with the first anniversary of the grant date. Mr. Pagrabs also received options to purchase 80,000 shares of common stock at $4.41 per share in February 2001 and options to purchase 175,000 shares of common stock at $0.89 per share in June 2001. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each. If the company experiences a change of control, 100% of the options will automatically vest.

     Thomas L. Tippens currently holds the position of Executive Chairman of the Board and held the position of Acting Chief Executive Officer from June 21, 2001 until August 30, 2001, when Mr. Warren was hired. While Mr. Tippens was performing the duties of Acting Chief Executive Officer, he received an annualized salary of $208,000. As of September 15, 2001, Mr. Tippens became the Executive Chairman of the Board and receives an annual salary of $125,000. Mr. Tippens received options to purchase 70,000 shares of common stock $4.41 per share in February 2001 and options to purchase 70,000 shares of common stock $0.89 per share in June 2001. These options vest in four annual installments of 25% each starting with the first anniversary of the grant date. Mr. Tippens also received options to purchase 100,000 shares of common stock at $0.87 per share in July 2001. These options vested 25% on the day of grant with the remaining options vesting in three annual installments of 25% each. Unvested options will terminate immediately upon Mr. Tippens resignation as Chairman of the Board.

     Until June, 20 2001, Charles L. Abraham held the position of Chief Executive Officer and received an annual salary of $190,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 40% of his base salary each year based on performance objectives established by the Board of Directors. Pursuant to a separation agreement, Mr. Abraham remained employed by us and received continued salary and benefits through July 2, 2001, at which time Mr. Abraham received a one time severance payment equal to twelve months of his final base salary of $190,000. Mr. Abraham's unvested stock options were accelerated by an additional twelve months and the vested options remain exercisable for a period of twenty-four months following date of termination. In addition, the exercise period for all previously vested options was extended to a period of twenty-four months following date of termination. However any options that were granted as incentive stock options that had not been exercised by October 1, 2001 were automatically converted to non-qualified stock options.

     Until June 30, 2001, T. Michael Janney held the position of Chief Financial Officer and received an annual salary of $150,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 30% of his base salary each year based on performance objectives established by the Board of Directors. Pursuant to a separation agreement, Mr. Janney remained employed by us and received continued salary and benefits through November 30, 2001. In addition, Mr. Janney received one half or $50,000 of the total value of the salary continuation upon execution of his severance agreement. From December 1, 2001 for a three month period, Mr. Janney received salary and medical and dental benefits, but did not accrue vacation or other benefits. Mr. Janney also retained rights to purchase 137,311 option shares vested at the time of his termination, as well as 39,063 option shares, which vested through November 2001. We accelerated the vesting of the remaining 7,813 options held by Mr. Janney and he retained the rights to purchase all vested option shares in accordance with the terms of his stock option agreements and the terms of the Amended and Restated 1996 Equity Compensation Plan and the Amended and Restated 1999 Equity Compensation Plan, except that the last date to exercise all vested options shall be May 30, 2002, which is 180 days after his termination date.
Mr. Janney exercised his rights to purchase all 30,000 vested option shares during December 2001.

     Until June 30, 2001, Arvind Subramanian held the position of Executive Vice President of Marketing and eBusiness and received an annual salary of $150,000 per year, subject to adjustment in the discretion of the compensation committee, and a bonus of up to 35% of his base salary each year based on performance objectives established by the Board of Directors. Pursuant to a separation agreement, Mr. Subramanian received continued salary and benefits for a period of six months. In addition, Mr. Subramanian received one half, or $37,500, of the total value of the salary continuation upon execution of his severance agreement, with the remaining half paid in biweekly installments. For this six-month period, Mr. Subramanian also received medical and dental benefits, but did not accrue vacation or other benefits. Mr. Subramanian also retained rights to purchase 126,247 option shares vested at the time of his termination, and he retained the rights to purchase all vested option shares in accordance with the terms of his stock option agreements and the terms of the Amended and Restated 1999 Equity Compensation Plan, except that the last date to exercise all vested options shares shall be December 27, 2001, which is 180 days after his termination date. Mr. Subramanian chose not to exercise any of these options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors is composed of at least two directors who are non-employees of the company (see the section entitled "Information Regarding the Board of Directors and Committees" in this Proxy Statement). The committee is responsible for setting and administering the policies that govern both the annual compensation and benefits programs for our executive officers as well as our equity compensation plans.

     We use cash and stock-based compensation for three purposes: (1) to focus executives on short- and long-term business strategy; (2) to reward individual and corporate performance; and (3) to align our executives' interests with those of stockholders. Ultimately, the goal is to maximize the success of the company. As detailed in the Summary Compensation Table contained in this Proxy Statement, a portion of our executives' compensation is variable and linked to performance.

Cash Compensation

     Our goal for cash compensation is to pay competitive base salaries, coupled with a possible incentive bonus based on the achievement of annual objectives, and to award stock options to motivate the building of stockholder wealth and align the interests of our employees with those of our stockholders.

Base Salary

     Base salary initially is established for new executives on the basis of subjective factors, including experience, individual achievements and the level of responsibility to be assumed. Base salary increases, if any, for executive officers are determined annually by the committee based on subjective factors, including the individual performance of the executive officer, maintaining an appropriate scale among the executive officers based on relative positions and responsibilities, and the competitiveness of the labor market. The budgeted salary increase for all employees is also considered in determining base salary increases for executive officers.

2001 Base Salary for Mr. Warren and the Other Named Executive Officers

     Mr. Warren's base salary was established at $212,000 when he was appointed Chief Executive Officer in September 2001 based on his individual achievements, prior positions and responsibilities and the competitiveness of the labor market. Base pay and salary increases for 2001 for the other Named Executive Officers were determined by considering the subjective factors discussed previously.

Management Incentive Plan

     Annual cash incentive awards are granted by the committee to executive officers based on corporate and individual performance. Awards to key executives are based on subjective factors, including the comparative impact of the individual's position to the overall corporate results as measured by the position level, base salary of the individual, and the degree to which such individual is able to affect the group or overall corporate results.


2001 Incentive Bonuses for the Named Executive Officers

     There were no incentive bonuses earned or paid in 2001 for the Named Executive Officers.

Stock-Based Compensation

     The committee uses the equity compensation plan to attract and retain able employees by awarding stock options. The committee and management believe that broad and deep employee stock ownership effectively motivates the building of stockholder wealth and aligns the interests of employees with those of the stockholders. Awards are made to employees, advisors and consultants, and non-employee directors who are responsible for the growth and sound development of the company's business. Stock options are granted by the committee to the executive officers and other employees based on subjective factors, including their potential impact on corporate results and on their individual performance. The size of stock option grants to the Chief Executive Officer and other executive officers is periodically reviewed against option grants made by other companies of similar size and background.

2001 Stock Option Grants

     The committee granted stock options to certain of its new executives during 2001. The relative number of options granted was based on each person's responsibilities.

Summary

     The committee is satisfied that the compensation and incentive plans provided to the Chief Executive Officer and the other executive officers of the company are structured and operated so as to support the company's business strategy and to create strong linkage and alignment with the long-term best interests of the company and its stockholders. The committee will periodically reevaluate these programs to ensure they continue to do so.

Compensation Committee:

Christopher J. Davis
Richard G. White
Robert E. Drury

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreements with XL Vision, Inc. and XL Realty, Inc.

     From January thru March 2001, we subleased our corporate facilities from XL Vision, Inc., which leased the entire facility from XL Realty, Inc., a subsidiary of Safeguard Scientifics. Our rent expense varied based upon space occupied by us and included charges for base rent, repairs and maintenance, telephone and networking expenses, real estate taxes and insurance.

     On April 1, 2001, we relocated our corporate headquarters to 10305 102nd Terrace, Sebastian, Florida, 32958, and now lease our corporate facilities directly from XL Realty, Inc. Our rent expense was approximately $360,000 in 2001. We believe that the rent that we pay pursuant to all leases is consistent with the market for similar space in our area. The lease with XL Realty terminates on March 31, 2003.

Issuance of Preferred Stock and a Warrant to Internet Capital Group, Inc.

     On November 16, 1999, we issued 4,555,556 shares of series D preferred stock and a warrant to purchase 1,138,889 shares of class B common stock for the aggregate consideration of $38.8 million to Internet Capital Group, Inc.

     We received $18.0 million of the total purchase price in cash and $23.0 million in the form of a promissory note. The note was due and paid in full in November 2000. Interest on the promissory note was imputed at 9.5% and amounted to $2.2 million over the life of the note, approximately $400,000 was recognized in 1999 and $1.8 million was recognized in 2000.

     The series D preferred stock automatically converted into shares of class B common stock concurrent with our initial public offering. The class B common stock is entitled to two and one-half votes per share. The warrant expires three years from the date of issuance and is exercisable at $15 per share. The class B common stock automatically converts into class A common stock upon transfer by Internet Capital Group to a non-affiliated party.

     Douglas A. Alexander, one of our directors, is an executive officer of Internet Capital Group. Richard White, also one of our directors, is a vice president of Internet Capital Group. Additionally, Safeguard Scientifics beneficially owns 14% of the outstanding shares of common stock of Internet Capital Group as of March 30, 2002.

     Internet Capital Group and Safeguard Scientifics are parties to a joint venture agreement under which each has agreed to:

     . Use best efforts to agree and vote on a course of action that is in the best interest of both parties in all matters submitted to the stockholders for approval ;

     . Vote its shares for the election of two designees of Safeguard Scientifics and two designees of Internet Capital Group in any election of directors of eMerge Interactive, Inc.;

     . Offer shares of our stock to the other party at the fair market price of the shares before offering the shares to any unaffiliated party, other than in a sale of all of its shares; and

     . Discuss its intentions with the other party before selling all of its shares to an unaffiliated party and use its best efforts to provide the other party with the opportunity to purchase or participate in the purchase of the shares.

     Together, Internet Capital Group and Safeguard Scientifics beneficially own 39.3% of our capital stock and as a result control approximately 51% of the voting power of our capital stock as of March 30, 2002.

                            AUDIT COMMITTEE REPORT

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

     Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent auditors.

     In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors' their independence and the compatibility of non-audit services with such independence.

     Based upon the Audit Committee's discussion with management and our independent auditors, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:


Robert E. Drury, Chairman
John W. Poduska, Sr., Ph.D.
John C. Foltz

     The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     Since 1996, we have retained KPMG LLP as our independent public accountants and intend to retain KPMG LLP for the current year ending December 31, 2002.

     Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Fees incurred during 2001 for services provided by KPMG LLP are as follows:

          .  Audit fees (1)                                                         $  235,000
          .  All other fees:
               Tax services                                                             49,800
               Information risk management services                                    159,687
               Other                                                                     6,500
                                                                                    ----------
                     Total                                                          $  450,987
                                                                                    ==========

     (1)  Year end audit fees plus quarterly reviews

     The Audit Committee believes that the amounts billed for all other fees are compatible with maintaining the independence of our principal auditors.

                             STOCKHOLDER PROPOSALS

     If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2003, you must submit the proposal, in writing, so that our corporate secretary receives it no later than December 19, 2002. The proposal must meet the requirements established by the Securities and Exchange Commission. If you wish to present a proposal at the annual meeting in 2003 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by our Corporate Secretary no later than March 4, 2003. Your proposal should be sent to: eMerge Interactive, Inc., Attention:
Corporate Secretary, 10305 102nd Terrace, Sebastian, Florida 32958.

                                 OTHER MATTERS

     As of the date of this proxy statement, eMerge knows of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to eMerge will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

                                 ANNUAL REPORT

     A copy of eMerge's Annual Report accompanies this proxy statement. Additional copies may be obtained by writing to Reid Johnson, Chief Financial Officer at eMerge Interactive, Inc., 10305 102nd Terrace, Sebastian, Florida 32958.

                                    By Order of the Board of Directors,


                                    Reid Johnson
                                    Chief Financial Officer and Secretary

Sebastian, Florida
April 18, 2002

Appendix A

                             AMENDED AND RESTATED
                           eMERGE INTERACTIVE, INC.
                         1999 EQUITY COMPENSATION PLAN

     The purpose of the eMerge Interactive, Inc. 1999 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of eMerge Interactive, Inc. (the "Company") and its subsidiaries, (ii) individuals to whom an offer of employment has been extended, (iii) certain advisors who perform services for the Company or its subsidiaries, and (iv) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

     1.   Administration
          --------------

          (a)  Committee. The Plan shall be administered and interpreted by a
               ---------
committee appointed by the Board (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom may be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (b)  Committee Authority. The Committee shall have the sole authority
               -------------------
to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan.

          (c)  Committee Determinations. The Committee shall have full power and
               ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.   Grants
          ------

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 (Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), and performance units as described in Section 8 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the basic form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3.   Shares Subject to the Plan
          --------------------------

          (a)  Shares Authorized. Subject to the adjustment specified below, the
               -----------------
aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 4,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 625,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

          (b)  Adjustments. If there is any change in the number or kind of
               -----------
shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.   Eligibility for Participation
          -----------------------------

          (a)  Eligible Persons.  All employees of the Company and its
               ----------------
subsidiaries ("Employees"), including Employees who are officers or members of the Board, individuals to whom an offer of employment has been extended ("New Hire"), and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

          (b)  Selection of Grantees. The Committee shall select the Employees,
               ---------------------
New Hires, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, New Hires, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

     5.   Granting of Options
          -------------------

          (a)  Number of Shares. The Committee shall determine the number of
               ----------------
shares of Company Stock that will be subject to each Grant of Options to Employees, New Hires, Non-Employee Directors and Key Advisors.

          (b)  Type of Option and Price.
               ------------------------

               (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code, Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to

Employees. Nonqualified Stock Options may be granted to Employees, New Hires, Non-Employee Directors and Key Advisors.

               (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

               (iii) If the Company Stock is publicly traded, then, except as otherwise determined by the Committee, the following rules regarding the determination of Fair Market Value per share apply:

                     (x) if the principal trading market for the Company Stock is a national securities exchange or the NASDAQ National Market, the mean between the highest and lowest quoted selling prices on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or

                     (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

          (c)  Option Term. The Committee shall determine the term of each
               -----------
Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (d)  Exercisability of Options.
               -------------------------

               (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

               (ii) Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director, or Key Advisor to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price, and any other restrictions the Committee determines to be appropriate.

          (e)  Termination of Employment, Disability or Death.
               ----------------------------------------------

               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability," death or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option, upon refund by the Company of the Exercise Price by the Grantee for such shares.

               (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options, which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company, shall terminate as of such date.

               (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (v)   For purposes of Sections 5(e), 6, 7, and 8:

                     (A) "Company," when used in the phrase "employed by the Company," shall mean the Company, its parent, and any subsidiary corporations.

                     (B) "Employed by the Company" shall mean employment or service as an Employee, Key Advisor, or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor, and member of the Board), unless the Committee determines otherwise. The Committee's determination as to a participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence or reemployment shall be conclusive on all persons unless determined to be incorrect.

                     (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                     (D) "Termination for cause" shall mean the determination of the Committee that any one or more of the following events has occurred:

                     (1) the Grantee's conviction of any act which constitutes a felony under applicable federal or state law, either in connection with the performance of the Grantee's obligations on behalf of the Company or which affects the Grantee's ability to perform his or her obligations as an employee, board member or advisor of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Grantee and the Company (any such agreement or covenant being herein referred to as an "Employment Agreement");

                     (2) the Grantee's willful misconduct in connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Company or under any Employment

          Agreement, which willful misconduct is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                     (3) the Grantee's commission of an act of embezzlement, fraud or dishonesty, which results in a loss, damage or injury to the Company;

                     (4) the Grantee's substantial and continuing neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or advisor of the Company or under any Employment Agreement which is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                     (5) the Grantee's unauthorized use or disclosure or any trade secret or confidential information of the Company which adversely affects the business of the Company, provided that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

                     (6) the Grantee's material breach of any of the provisions of any Employment Agreement, which material breach is not cured by the Grantee within 10 days of his or her receipt of a written notice from the Company specifying such material breach; or

                     (7) the Grantee has voluntarily terminated his or her employment or service with the Company and breaches his or her noncompetition agreement with the Company.

          (f)  Exercise of Options. A Grantee may exercise an Option that has
               -------------------
become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee:

               (i)   in cash,

               (ii) by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price,

               (iii) after a Public Offering, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or

               (iv) by such other method of payment as the Committee may approve.

               Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise.

          (g)  Limits on Incentive Stock Options. Each Incentive Stock Option
               ---------------------------------
shall provide that if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     6.  Restricted Stock Grants
         -----------------------

     The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

          (a)  General Requirements. Shares of Company Stock issued or
               --------------------
transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b)  Number of Shares. The Committee shall determine the number of
               ----------------
shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

          (c)  Requirement of Employment. If the Grantee ceases to be employed
               -------------------------
by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement, as it deems appropriate.

          (d)  Restrictions on Transfer and Legend on Stock Certificate. During
               --------------------------------------------------------
the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 10(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

          (e)  Right to Vote and to Receive Dividends. Unless the Committee
               --------------------------------------
determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

          (f)  Lapse of Restrictions. All restrictions imposed on Restricted
               ---------------------
Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

     7.   Stock Appreciation Rights
          -------------------------

          (a)  General Requirements. The Committee may grant stock appreciation
               --------------------
rights ("SARs") to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (b)  Tandem SARs. In the case of tandem SARs, the number of SARs
               -----------
granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c)  Exercisability.  A SAR shall be exercisable during the period
               --------------
specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

          (d)  Value of SARs.  When a Grantee exercises SARs, the Grantee shall
               -------------
receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

          (e)  Form of Payment.  The Committee shall determine whether the
               ---------------
appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     8.   Performance Units
          -----------------

          (a)  General Requirements.  The Committee may grant performance units
               --------------------
("Performance Units") to a Grantee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

          (b)  Performance Period and Performance Goals.  When Performance Units
               ----------------------------------------
are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant, as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

          (c)  Payment with respect to Performance Units.  At the end of each
               -----------------------------------------
Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

          (d)  Requirement of Employment.  If the Grantee ceases to be employed
               -------------------------
by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement, as it deems appropriate.

     9.   Qualified Performance-Based Compensation.
          -----------------------------------------

          (a)  Designation as Qualified Performance-Based Compensation. The
               -------------------------------------------------------
Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered "qualified performance-based compensation" under
Section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

          (b)  Performance Goals.  When Performance Units or Restricted Stock
               -----------------
that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          (c)  Establishment of Goals.  The Committee shall establish the
               ----------------------
performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (d)  Maximum Payment.  If Restricted Stock, or Performance Units
               ---------------
measured with respect to the fair market value of the Company Stock, is granted, not more than 625,000 shares may be granted to any Grantee for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $ 1,000,000.

          (e)  Announcement of Grants.  The Committee shall certify and announce
               ----------------------
the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

     10.  Withholding of Taxes
          --------------------

          (a)  Required Withholding.  All Grants under the Plan shall be subject
               --------------------
to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b)  Election to Withhold Shares.  If the Committee so permits, a
               ---------------------------
Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     11.  Transferability of Grants
          -------------------------

          (a)  Nontransferability of Grants. Except as provided below, only the
               ----------------------------
Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations therein). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (b)  Transfer of Nonqualified Stock Options. Notwithstanding the
               --------------------------------------
foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     12.  Reorganization of the Company.
          -----------------------------

          (a)  Reorganization. As used herein, a "Reorganization" shall be
               --------------
deemed to have occurred if the stockholders of the Company approve (or, if stockholder approval is not required, the Board of Directors approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

          (b)  Assumption of Grants.  Upon a Reorganization where the Company is
               --------------------
not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

          (c)  Other Alternatives.  Notwithstanding the foregoing, in the event
               ------------------
of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

          (d)  Limitations. Notwithstanding anything in the Plan to the
               -----------
contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

     13.  Change of Control of the Company.
          --------------------------------

          (a) As used herein, a "Change of Control" shall be deemed to have occurred if

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board of Directors; or

               (ii) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company.

          (b)  Notice and Acceleration. Unless the Committee determines
               -----------------------
otherwise, a Change of Control shall not result in the acceleration of vesting of outstanding Options and SARs, the removal of restrictions and conditions on outstanding Restricted Stock grant, or any accelerated payments in connection with outstanding Performance Units.

          (c)  Other Alternatives. Notwithstanding the foregoing, in the event
               ------------------
of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

          (d)  Limitations. Notwithstanding anything in the Plan to the
               -----------
contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     14.  Right of First Refusal
          ----------------------

     Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock distributed to him under this Plan, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 30 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the same price and on the same terms as contained in such notice.

     In the event the Company (or a stockholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the option period. If the transfer is not affected within such period, the Company must again be given an option to purchase, as provided above.

     The Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section 14 and the Company's repurchase right pursuant to Section 15 below. If the Company's right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, pass through such right to the remaining stockholders of the Company in the same proportion that each stockholder's stock ownership bears to the stock ownership of all the stockholders of the Company, as determined by the Board. To the extent that a stockholder has been given such right and does not purchase his or her allotment, the other stockholders shall have the right to purchase such allotment on the same basis.

     On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 14 and Section 15 below, and its limitations shall be null and void.

     Notwithstanding the foregoing, the Committee may require that a Grantee execute a stockholder's agreement, with such terms, as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan. Such agreement may provide that the provisions of this Section 14 and
Section 15 below shall not apply to such Company Stock.

     15.  Purchases by the Company
          ------------------------

     Prior to a Public Offering, if a Grantee ceases to be employed by the Company, whether terminated for cause or voluntarily, the Company shall have the right to purchase all or part of any Company Stock distributed to him under this Plan at the exercise price paid by the Grantee (unless otherwise determined by the Board or the Committee), and in all other cases at its then current Fair Market Value (as defined in Section 5(b)); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

     16.  Requirements for Issuance or Transfer of Shares
          -----------------------------------------------

          (a)  Stockholder's Agreement. The Committee may require that a Grantee
               -----------------------
execute a stockholder's agreement, with such terms, as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

          (b)  Limitations on Issuance or Transfer of Shares. No Company Stock
               ---------------------------------------------
shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     17.  Amendment and Termination of the Plan
          -------------------------------------

          (a)  Amendment.  The Board may amend or terminate the Plan at any
               ---------
time.

          (b)  Termination of Plan. The Plan shall terminate on the day
               -------------------
immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

          (c)  Termination and Amendment of Outstanding Grants. A termination or
               -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (d)  Governing Document. The Plan shall be the controlling document.
               ------------------
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     18.  Funding of the Plan
          -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     19.  Rights of Grantees
          ------------------

     Nothing in this Plan shall entitle any Grantee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     20.  No Fractional Shares
          --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     21.  Headings
          --------

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     22.  Effective Date of the Plan
          --------------------------

     Subject to the approval of the Company's stockholders, the Plan shall be effective on April 22, 1999.

     23.  Miscellaneous
          -------------

          (a)  Grants in Connection with Corporate Transactions and
               ----------------------------------------------------
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the
---------
right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

          (b)  Compliance with Law. The Plan, the exercise of Options and SARs
               -------------------
and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (c)  Governing Law. The validity, construction, interpretation and
               -------------
effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

[LOGO]EMERGE INTERACTIVE

                             10305 102/nd/ Terrace
                           Sebastian, Florida 32958

                                   PROXY CARD

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

David C. Warren and Juris Pagrabs (together or individually referred to herein as the "Proxies"), or either of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned as specified in this proxy card at the Annual Meeting of Stockholders of eMerge Interactive, Inc., or at any adjournment, upon such business as may properly come before the meeting, including the items set forth in the Proxy Statement. The Annual Meeting of Stockholders of eMerge Interactive, Inc. will be held on Thursday, May 23, 2002, at 10:00 a.m., Eastern Daylight Savings Time, at the Desmond Great Valley Hotel and Conference Center, One Liberty Blvd., Malvern, PA, 19355.

ELECTION OF DIRECTORS
---------------------

Nominees: Thomas L. Tippens, David C. Warren, Douglas A. Alexander, John W. Poduska, Sr., Ph.D., Christopher J. Davis, Robert E. Drury, John C. Foltz, Robert S. Adams, Richard G. White.

FOR all nominees listed above:      _____

WITHHOLD vote for all nominees listed above:  _____

If withheld for only part of the slate, please list the nominee(s) that you are NOT in favor of:

__________________________________________________________________________

AMENDMENT TO THE AMENDED AND RESTATED 1999 EQUITY COMPENSATION PLAN
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FOR the amendment to increase the shares
available in the 1999 Equity Compensation Plan:         _____

AGAINST the amendment to increase the shares
available in the 1999 Equity Compensation Plan:         _____

ABSTAIN from the amendment to increase the shares available in the 1999 Equity Compensation Plan: _____

I plan to attend the meeting:      _____

You are encouraged to specify your choices by marking the appropriate box. This Proxy, when properly executed, is voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the nominees and for the amendment to the 1999 Equity Compensation Plan. The Proxies cannot vote your shares unless you sign and return the Card. The Proxies are hereby authorized to vote upon such other business as may properly come before the meeting.

Please sign name exactly as it appears on stock certificate. When shares held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________________     __________________________________
Printed Name                             Signature

_____________, 2002                      __________________________________
Date                                     Title